UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

SOUTHERN TRUST SECURITIES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Florida	000-52618	651001593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

145 Almeria Ave., Coral Gables, Florida 33134
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (305) 446-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 1, 2010, Southern Trust Securities Holding Corp. (the “Corporation”) granted non-statutory stock option awards to certain of its officers and directors.  Robert Escobio, the Chief Executive Officer and Chief Financial Officer and a director of the Corporation agreed to forfeit 3,000,000 shares of unvested restricted common stock previously awarded to him and was granted options for 3,350,000 shares of common stock with an exercise price of $.25 per share, which shall vest 1/10th each year over ten years commencing October 1, 2011.  Susan Escobio, Robert’s spouse, the Corporation’s Treasurer and Chief Compliance Officer and a director was granted options for 300,000 shares of common stock with an exercise price of $.25 per share, which shall vest 1/5th each year over five years commencing October 1, 2011.  Kevin Fitzgerald, the Corporation’s President and a director was granted options for 300,000 shares of common stock with an exercise price of $.25 per share, which shall vest on an equal basis monthly over 24 months commencing November 1, 2010.  Ramon Amilibia, a director of the Corporation, was granted options for 300,000 shares of common stock with an exercise price of $.25 per share, which shall vest on an equal basis monthly over 24 months commencing November 1, 2010.

All non-statutory award agreements are attached hereto as exhibits.
ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.
10.8	Restricted Stock Grant Waiver and Nonstatutory Stock Option Agreement for Robert Escobio

10.9	Nonstatutory Stock Option Agreement for Susan Escobio

10.10	Nonstatutory Stock Option Agreement for Kevin Fitzgerald

10.11	Nonstatutory Stock Option Agreement for Ramon Amilibia

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN TRUST SECURITIES HOLDING CORP.

	By:	/s/ Robert Escobio
Robert Escobio
Chief Executive Officer

Date: October 3, 2010

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EXHIBIT

Exhibit 10.8	Restricted Stock Grant Waiver and Nonstatutory Stock Option Agreement for Robert Escobio

Exhibit 10.9	Nonstatutory Stock Option Agreement for Susan Escobio

Exhibit 10.10	Nonstatutory Stock Option Agreement for Kevin Fitzgerald

Exhibit 10.11	Nonstatutory Stock Option Agreement for Ramon Amilibia

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